As filed with the Securities and Exchange Commission on November 24, 2009
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

THE SCOTTS MIRACLE-GRO COMPANY
(Exact name of registrant as specified in its charter)

Ohio	31-1414921
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
14111 Scottslawn Road
Marysville, Ohio 43041
(937) 644-0011
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Vincent C. Brockman, Esq.	Copy to:
Executive Vice President, General Counsel and
Corporate Secretary
The Scotts Miracle-Gro Company
14111 Scottslawn Road
Marysville, Ohio 43041
(937) 644-0011
(Name, address, including zip code, and telephone number,
including area code, of agent for service)	Adam K. Brandt, Esq. Vorys, Sater, Seymour and Pease LLP 52 East Gay Street Columbus, Ohio 43215 (614) 464-6400

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this registration statement
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☑
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box: ☑
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box: ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Proposed
		Maximum	Proposed Maximum	Amount of
Title of each Class of Securities	Amount to be	Offering Price	Aggregate Offering	Registration
to be Registered	Registered(1)	Per Unit(1)	Price(1)	Fee(1)
Debt Securities
Common Shares, without par value
Preferred Shares, without par value
Warrants
Purchase Contracts
Purchase Units
Total:

(1)	An indeterminate number or amount of each identified class of securities to be offered at indeterminate prices is being registered pursuant to this registration statement. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. In reliance on Rule 456(b) and Rule 457(r) under the Securities Act, the registrant is deferring payment of the registration fee.

PROSPECTUS
The Scotts Miracle-Gro Company
Debt Securities
Common Shares
Preferred Shares
Warrants
Purchase Contracts
Purchase Units
     We may offer from time to time, in one or more offerings, debt securities, common shares, preferred shares, warrants, purchase contracts and purchase units or any combination thereof. The debt securities may be either senior debt securities or subordinated debt securities.
     This prospectus describes the general terms of the securities we may offer and the general manner in which we may offer the securities. Each time we offer securities, we will provide a prospectus supplement that will describe the specific terms of the securities offered and the specific manner in which we will offer the securities.
     This prospectus may not be used to consummate a sale of any securities unless accompanied by a prospectus supplement. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus, the applicable prospectus supplement and the additional information described under the heading “Where You Can Find More Information” carefully before you make your investment decision.
     Our common shares are listed on the New York Stock Exchange, or NYSE, under the symbol “SMG.” On November 23, 2009, the last reported sale price of our common shares was $41.08. Unless we state otherwise in the applicable prospectus supplement, we will not list any of the securities on any securities exchange.
     We may sell the securities directly to purchasers or to or through underwriters, dealers or agents. The applicable prospectus supplement will provide the names of any underwriters, dealers or agents, the specific terms of the plan of distribution, any over-allotment option and any applicable underwriting discounts and commissions.
     Investing in our securities involves risk. See “Risk Factors” on page 2 of this prospectus.
     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is November 24, 2009.

ABOUT THIS PROSPECTUS
     This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings from time to time. This prospectus describes the general terms of the securities we may offer and the general manner in which we may offer the securities. Each time we offer securities, we will provide a prospectus supplement that will describe the specific terms of the securities offered and the specific manner in which we will offer the securities. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the information in the prospectus supplement. You should read this prospectus and the applicable prospectus supplement and any free writing prospectus prepared by or on behalf of us, together with the information described under the heading “Where You Can Find More Information,” before deciding whether to invest in any of the securities offered.
     You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement or free writing prospectus. We have not authorized anyone to provide you with different or additional information. If anyone provides you with different, additional or inconsistent information, you should not rely on it. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities, in any state where the offer or sale is not permitted. You should not assume that the information contained in this prospectus or any prospectus supplement or free writing prospectus is accurate as of any date other than the date on the cover of the applicable document or that any information we have incorporated by reference is accurate as of any date other than the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since those dates.
     Unless the context otherwise requires, references to “Scotts,” the “Company,” “we,” “our” and “us” and similar terms mean The Scotts Miracle-Gro Company and its subsidiaries.
FORWARD-LOOKING STATEMENTS
     This prospectus and the documents incorporated by reference herein may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, with respect to our financial condition, results of operations, cash flows, plans, objectives, strategies, targets, prospects and business. Forward-looking statements reflect our current expectations, estimates or projections concerning future results or events. These statements are generally identified by the use of forward-looking words or phrases such as “believe,” “strategy,” “expect,” “anticipate,” “may,” “could,” “intend,” “intent,” “belief,” “estimate,” “plan,” “foresee,” “likely,” “will,” “should” or other similar words or phrases. Forward-looking statements are not guarantees of performance and are inherently subject to known and unknown risks, uncertainties and assumptions that are difficult to predict and could cause our actual results and future events to differ materially from those expressed in or implied by the forward-looking statements. We cannot assure you that any of our expectations, estimates or projections will be achieved and you should not place undue reliance on forward-looking statements.
     The forward-looking statements included or incorporated by reference in this prospectus are only made as of the date of this prospectus or the respective document incorporated by reference herein, as applicable. Except as required by law, we undertake no obligation to publicly update any forward-looking statement to reflect subsequent events or circumstances. See “Where You Can Find More Information.”
     Numerous factors could cause our actual results and events to differ materially from those expressed or implied by forward-looking statements, including, without limitation:
•	the ongoing governmental investigation regarding our compliance with the Federal Insecticide, Fungicide, and Rodenticide Act of 1947, as amended;

•	compliance with environmental and other public health regulations;

•	increases in the prices of certain raw materials;

•	the highly competitive nature of our markets;

•	the concentration of our sales to a small number of retail customers;

•	adverse weather conditions;

•	our historical seasonality;

•	the amount of our debt;

•	our significant international operations;

•	inability to adequately protect our intellectual property and other proprietary rights;

•	termination of the marketing agreement with Monsanto Company for consumer Roundup® products;

•	Hagedorn Partnership, L.P. beneficially owns approximately 31% of our outstanding common shares on a fully diluted basis; and

•	any other risk factors set forth or incorporated by reference below under the heading “Risk Factors.”
     The list of factors above is illustrative, but by no means exhaustive. All forward-looking statements should be evaluated with the understanding of their inherent uncertainty. All subsequent written and oral forward-looking statements concerning the matters addressed in this prospectus and attributable to us or any person acting on our behalf are qualified by these cautionary statements.
RISK FACTORS
     Our business is subject to uncertainties and risks. Before you decide to invest in our securities, you should carefully consider and evaluate all of the information included and incorporated by reference in this prospectus, including the risk factors incorporated by reference from our most recent Annual Report on Form 10-K, as updated by our Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings we make with the SEC, and the risk factors contained under the “Risk Factors” heading in any applicable prospectus supplement. It is possible that our business, financial condition, liquidity or results of operations could be materially adversely affected by any of these risks.
THE SCOTTS MIRACLE-GRO COMPANY
     We trace our roots to two businesses launched by entrepreneurs. In 1868, Civil War veteran O.M. Scott started a seed business in Marysville, Ohio, based on the conviction that “farmers shall have clean, weed-free fields.” Beginning in 1907, The Scotts Company expanded its reach by selling grass seed to consumers and eventually exited the agricultural market. By 1988 — through innovation and acquisition — The Scotts Company had become a leading marketer of lawn fertilizer, grass seed and growing media products within the United States.
     Separately, Horace Hagedorn and his partner Otto Stern launched Stern’s Miracle-Gro Products, Inc. in 1951 in New York. Their easy-to-use plant food quickly revolutionized the gardening category. Through innovative marketing, Miracle-Gro® eventually became the leading plant food product in the gardening industry. In 1995, The Scotts Company and Stern’s Miracle-Gro Products, Inc. merged, marking the start of a significant evolution for us.

     In the late 1990’s, we launched both a geographic and a category expansion. We acquired companies with industry-leading brands in France, Germany and the United Kingdom. In fiscal 1999, we acquired the Ortho® brand in the United States and exclusive rights for the marketing and distribution of consumer Roundup®* brand products within the United States and other specified countries, thereby adding industry-leading weed, insect and disease control products to our portfolio. We expanded into the lawn care service industry with the launch of Scotts LawnService® in 1998. Since fiscal 2001, we have invested nearly $125 million in acquisitions of local and regional lawn care businesses to provide a platform for rapid expansion throughout the United States. Most recently, we entered the North American wild bird food category in fiscal 2006 with the acquisition of Gutwein & Co., Inc. and its Morning Song® brand of bird food.
     As we celebrate more than 100 years of selling products to consumers, we own the leading brands in nearly every category of the lawn and garden industry. A list of some of our North American leading consumer brands is as follows:

Category	Brands
Lawns	Scotts®; Turf Builder®
Gardens	Miracle-Gro®; Osmocote®; LiquaFeed®; Organic Choice®
Growing Media	Miracle-Gro®; Scotts®; Hyponex®; Earthgro®; SuperSoil®
Grass Seed	Scotts®; Turf Builder®
Controls	Ortho®; Home Defense Max®; Weed-B-Gon Max®; Roundup®*
Wild Bird Food	Morning Song®; Scotts Songbird Selections®

*	Roundup® is a registered trademark of Monsanto Technology, LLC, an affiliate of Monsanto Company.
     In addition, we have the following significant brands in Europe: Miracle-Gro® plant fertilizers, Weedol® and Pathclear® herbicides, EverGreen® lawn fertilizers and Levington® growing media in the United Kingdom; KB® and Fertiligène® in France; Celaflor®, Nexa Lotte® and Substral® in Germany and Austria; and ASEF®, KB® and Substral® in Belgium, the Netherlands and Luxembourg. Roundup® is also a significant brand in the United Kingdom, France, Germany and other European markets.
     Our principal executive offices are located at 14111 Scottslawn Road, Marysville, Ohio 43041, and our telephone number is (937) 644-0011. We maintain a website at www.scotts.com where general information about us is available. The information on our website is not a part of this prospectus or any applicable prospectus supplement.
RATIO OF EARNINGS TO FIXED CHARGES
     The following table sets forth our ratio of earnings to fixed charges for the periods indicated:

	For the Fiscal Year Ended September 30,
	2009	2008	2007	2006	2005
Ratio of earnings to fixed charges (1)	3.7	1.2	2.9	4.5	3.6

(1)	Earnings consist of income before income taxes, fixed charges, amortization of capitalized interest, adjustments for minority interests in consolidated subsidiaries and distributed earnings of equity method investees less interest capitalized. Fixed charges consist of interest on borrowings, amortization of deferred financing costs, capitalized interest, the proportion deemed representative of the interest factor within rent expense and interest on deposits. We did not have any preferred shares outstanding during the periods indicated.
USE OF PROCEEDS
     Unless we state otherwise in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities for general corporate purposes. General corporate purposes may include working capital additions, repayment of indebtedness, repurchase of our common shares, capital expenditures, acquisitions and other strategic investments.

DESCRIPTION OF DEBT SECURITIES
     The following description discusses the general terms and provisions of the debt securities that we may offer under this prospectus. The debt securities may be issued as senior debt securities or subordinated debt securities. The indebtedness represented by the senior debt securities will rank equally with all of our other unsecured and unsubordinated debt. The indebtedness represented by the subordinated debt securities will rank junior and be subordinate in right of payment to the prior payment in full of our senior debt, to the extent and in the manner set forth in the applicable prospectus supplement for the securities.
     The senior debt securities and the subordinated debt securities will be issued under separate indentures between us and one or more U.S. banking institutions. The trustee for each series of our debt securities will be identified in the applicable prospectus supplement. We may refer to the indenture covering the senior debt securities as the “senior indenture” and the indenture covering the subordinated debt securities as the “subordinated indenture.” Together the senior indenture and the subordinated indenture are called “indentures.”
     The forms of the indentures are filed as exhibits to the registration statement of which this prospectus is a part. The indentures are subject to and governed by the Trust Indenture Act of 1939, or the Trust Indenture Act, and may be supplemented or amended from time to time following their execution. We have not yet selected a trustee for either of the indentures, and we have not yet executed either indenture. Prior to issuing any debt securities, we will be required to select a trustee for the applicable indenture or indentures, qualify the trustee or trustees under the Trust Indenture Act and execute the applicable indenture or indentures.
     The form of each indenture gives us broad authority to set the particular terms of each series of debt securities, including the right to modify certain of the terms contained in the indenture. The particular terms of a series of debt securities and the extent, if any, to which the particular terms of the issue modify the terms of the applicable form of indenture will be described in the prospectus supplement relating to such series of debt securities.
     The following summary describes selected provisions of the indentures. This summary does not describe every aspect of the debt securities or the applicable indenture and is subject to, and qualified in its entirety by reference to, all the provisions of the applicable indenture, including the terms defined in the applicable indenture. We urge you to read the applicable indenture in its entirety. This summary is also subject to, and qualified in its entirety by reference to, the description of the particular debt securities in the applicable prospectus supplement.
General
     The indentures provide that we will be able to issue an unlimited aggregate principal amount of debt securities under each indenture, in one or more series, and in any currency or currency units. We are not required to issue all debt securities of one series at the same time and, unless otherwise provided, we may reopen a series, without the consent of the holders of the debt securities of that series, for issuances of additional debt securities of that series.
     Prior to the issuance of each series of debt securities, the terms of the particular securities will be specified in a supplemental indenture or a resolution of our board of directors or in one or more officer’s certificates pursuant to a board resolution. We will describe in the applicable prospectus supplement the terms of the debt securities being offered, including:
•	the title, and the price at which we will sell, the offered debt securities;

•	whether the offered debt securities are senior debt securities or subordinated debt securities;

•	the aggregate principal amount of the offered debt securities;

•	the date or dates on which principal will be payable or how to determine such date or dates;

•	the rate or rates or method of determination of interest;

•	the date from which interest will accrue;

•	the dates on which interest will be payable and any record dates for the interest payable on the interest payment dates;

•	the place of payment on the offered debt securities;

•	any obligation or option we have to redeem, purchase or repay the offered debt securities, or any option of the registered holder to require us to redeem or repurchase offered debt securities, and the terms and conditions upon which the offered debt securities will be redeemed, purchased or repaid;

•	the currency or currencies, including composite currencies or currency units, in which payment of the principal of (or premium, if any) or interest, if any, on any of the offered debt securities will be payable if other than the currency of the United States of America;

•	any index, formula or other method used to determine the amount of principal, premium, if any, or interest;

•	the terms and conditions upon which payment on the offered debt securities may change;

•	whether the offered debt securities are defeasible;

•	any addition to or change in the events of default;

•	any addition to or change in the covenants in the applicable indenture;

•	the terms of any right to convert the offered debt securities into common shares; and

•	any other terms of the offered debt securities not inconsistent with the provisions of the applicable indenture.
     If the offered debt securities are denominated in whole or in part in any currency other than U.S. dollars, if the principal of (and premium, if any) or interest, if any, on the offered debt securities are to be payable in a currency or currencies other than that in which the debt securities are to be payable, or if any index is used to determine the amount of payments of principal of (and premium, if any) or interest on any series of the debt securities, material federal income tax, accounting and other considerations applicable thereto will be described in the applicable prospectus supplement.
     If so provided in the applicable prospectus supplement, we may issue our debt securities at a discount below their principal amount and pay less than the entire principal amount of our debt securities upon declaration of acceleration of their maturity. The applicable prospectus supplement will describe all material federal income tax, accounting and other considerations applicable to any such original issue discount securities.
     The general provisions of the indentures do not contain any provisions that would limit our ability or the ability of our subsidiaries to incur indebtedness or that would afford holders of our debt securities protection in the event of a highly leveraged or similar transaction involving us or any of our subsidiaries. Please refer to the applicable prospectus supplement for information with respect to any deletions from, modifications of or additions to, the events of default described below that are applicable to the offered debt securities or any covenants or other provisions providing event risk or similar protection.
Payment
     Unless we state otherwise in the applicable prospectus supplement, we will pay interest on a debt security on each interest payment date to the person in whose name the debt security is registered as of the close of business on the regular record date relating to the interest payment date.
     Unless we state otherwise in the applicable prospectus supplement, we will pay principal of and any premium on the debt securities at stated maturity, upon redemption or otherwise, upon presentation of the debt securities at the office of the applicable trustee, as our paying agent, or at other designated places. Any other paying agent initially designated for the debt securities of a particular series will be identified in the applicable prospectus supplement.

Form, Transfers and Exchanges
     The debt securities of each series will be issued only in fully registered form, without interest coupons. Unless we state otherwise in the applicable prospectus supplement, the debt securities will be issued in denominations of $1,000 each or multiples thereof.
     Subject to the terms of the applicable indenture and the limitations applicable to global securities, you may exchange or transfer debt securities at the corporate trust office of the trustee or at any other office or agency maintained by us for that purpose, without the payment of any service charge, except for any tax or governmental charge.
Global Securities
     The debt securities of any series may be issued, in whole or in part, by one or more global certificates that will be deposited with the depositary identified in the applicable prospectus supplement.
     No global security may be exchanged in whole or in part for the debt securities registered in the name of any person other than the depositary for that global security or any nominee of that depositary except in the following circumstances or as otherwise provided in the applicable prospectus supplement. The depositary may discontinue providing its services as depositary with respect to the securities at any time by giving reasonable notice to us or the applicable trustee. Under such circumstances, in the event that a successor depositary is not obtained, certificates are required to be printed and delivered. In addition, we may decide to discontinue use of the system of book-entry-only transfers through a depositary. In that event, certificates will be printed and delivered to the depositary.
     Unless otherwise stated in any prospectus supplement, The Depository Trust Company, or DTC, will act as depositary. Beneficial interests in global certificates will be shown on, and transfers of global certificates will be effected only through records maintained by DTC and its participants.
Events of Default
     Unless otherwise specified in the applicable prospectus supplement, an event of default occurs with respect to debt securities of any series if:
•	we do not pay any interest on any debt securities of the applicable series within 30 days of the due date (following any deferral allowed under the terms of the debt securities and elected by us);

•	we do not pay principal or premium, if any, on any debt securities of the applicable series at maturity;

•	we do not deposit any sinking fund payment when due by the terms of the applicable debt securities;

•	we default in the performance, or are in breach, of a covenant or warranty of the applicable indenture (other than a covenant or warranty a default in whose performance or whose breach is elsewhere specifically dealt with or which expressly has been included in the applicable indenture solely for the benefit of debt securities other than that series), and such default or breach continues for a period of 60 days after there has been given by registered or certified mail, to us by the applicable trustee or to us and the applicable trustee by the holders of at least 25% of the principal amount of debt securities of the affected series, a written notice specifying such default or breach and requiring it to be remedied;

•	certain events of bankruptcy, insolvency, receivership or reorganization with respect to us occur; or

•	any other event of default provided with respect to debt securities of that series occurs.
     No event of default with respect to a series of debt securities necessarily constitutes an event of default with respect to the debt securities of any other series issued under the indentures.

     Each indenture requires us to file annually with the applicable trustee an officers’ certificate as to our compliance with all conditions and covenants under the applicable indenture. Each indenture provides that the applicable trustee may withhold notice to the holders of a series of debt securities of any default, except payment defaults on those debt securities, if it considers such withholding to be in the interest of the holders of that series of debt securities.
     If an event of default occurs and is continuing with respect to any series of debt securities, then either the applicable trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may declare the principal amount, or, if any debt securities of that series are original issue discount securities, that portion of the principal amount of those original issue discount securities as may be specified in the terms of those original issue discount securities, of all of the debt securities of that series to be due and payable immediately, by a notice in writing to us, and to the applicable trustee if given by the holders, and upon any such declaration that principal amount, or specified amount, plus accrued and unpaid interest, and premium, if any, will become immediately due and payable. Upon payment of that amount in the currency in which the debt securities are denominated (except as otherwise provided in the applicable indenture or the applicable prospectus supplement), all of our obligations in respect of the payment of principal of the debt securities of that series will terminate.
     After a declaration of acceleration has been made and before the trustee has obtained a judgment or decree for payment of the money due on any series of debt securities, the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of that series, by written notice to us and the applicable trustee, may rescind and annul the declaration and its consequences, subject to any terms or conditions specified in the applicable prospectus supplement.
     If an event of default results from bankruptcy, insolvency or reorganization, the principal amount of all the debt securities of a series, or that portion of the principal amount of such debt securities as may be specified in the applicable prospectus supplement, will automatically become immediately due and payable.
     Subject to the provisions of each indenture relating to the duties of the applicable trustee, in case an event of default with respect to our debt securities of a particular series occurs and is continuing, the applicable trustee will be under no obligation to exercise any of its rights or powers under that indenture at the request, order or direction of any of the holders of debt securities of that series, unless the holders have offered to the applicable trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in complying with such request or direction. Subject to the provisions for the indemnification of the applicable trustee, the holders of a majority in principal amount of the outstanding debt securities of that series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the applicable trustee under the applicable indenture, or exercising any trust or power conferred on the applicable trustee with respect to the debt securities of that series.
Merger or Consolidation
     Each indenture provides that we may not consolidate with or merge or wind up into any other entity, whether or not we are the surviving entity, and that we may not sell, assign, convey, transfer or lease our properties and assets substantially as an entirety to any person, unless:
•	the entity formed by the consolidation or into which we are merged, or the person which acquires us or which leases our properties and assets substantially as an entirety, is an entity organized and existing under the laws of the United States of America or any State or territory of the United States or the District of Columbia, and expressly assumes, by supplemental indenture, the due and punctual payment of the principal of (and premium, if any) and interest on all the outstanding debt securities and the performance of all of our covenants under the applicable indenture;

•	immediately after giving effect to such transaction, no event of default under the applicable indenture, and no event which after notice or lapse of time or both would become an event of default, has happened and is continuing; and

•	all other conditions specified in the applicable prospectus supplement are met.

Modification or Waiver
     Without prior notice to or the consent of any holders, we and the applicable trustee may modify the applicable indenture for any of the following purposes:
•	to evidence the succession of another entity to us and the assumption by that successor of our covenants and obligations under the applicable indenture and under our debt securities issued thereunder;

•	to add one or more covenants or other provisions for the benefit of the holders of all or any series of debt securities, and if those covenants are to be for the benefit of less than all series, stating that those covenants are expressly being included solely for the benefit of that series, or to surrender any right or power conferred upon us;

•	to add any additional events of default for all or any series of debt securities, and if those events of default are to be applicable to less than all series, stating that those events of default are expressly being included solely to be applicable to that series;

•	to change or eliminate any provision of the applicable indenture or to add any new provision to the applicable indenture that does not adversely affect the interests of the holders;

•	to provide security for the debt securities of any series or to provide that any of our obligations under the debt securities or the applicable indenture shall be guaranteed and the terms and conditions for the release or substitution of the security or guarantee;

•	to supplement any of the provisions of the applicable indenture to the extent necessary to permit or facilitate the defeasance and discharge of any series of debt securities, provided, that any such action will not adversely affect the interests of the holders of debt securities of that series or any other series of debt securities issued under the applicable indenture in any material respect;

•	to establish the form or terms of debt securities of any series as permitted by the applicable indenture;

•	to evidence and provide for the acceptance of appointment of a separate or successor trustee with respect to one or more series of debt securities and to add to or change any of the provisions of the applicable indenture as is necessary to provide for or facilitate the administration of the trusts thereunder by more than one trustee;

•	to cure any ambiguity, defect or inconsistency;

•	to eliminate any conflict between the terms of the applicable indenture and the debt securities issued thereunder and the Trust Indenture Act; or

•	to modify any other provisions with respect to matters or questions arising under the applicable indenture that will not be inconsistent with any provision of the applicable indenture, provided, those other provisions do not adversely affect the interests of the holders of our outstanding debt securities of any series created thereunder prior to such modification in any material respect.
     We and the applicable trustee may, with some exceptions, amend or modify either indenture with the consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of all series affected by the amendment or modification. However, no amendment or modification may, without the consent of the holder of each outstanding debt security affected thereby:
•	change the stated maturity of the principal of or interest on any debt security (other than pursuant to the terms of the debt security), reduce the principal amount, premium or interest payable upon redemption, change the currency in which any debt security is payable, or impair the right to bring suit to enforce any payment;

•	reduce the percentages of holders whose consent is required for any modification or waiver or reduce the requirements for quorum and voting under the applicable indenture;

•	modify certain of the provisions in the applicable indenture relating to supplemental indentures and waivers of certain covenants and past defaults; or

•	make any change that adversely affects the right to convert any convertible debt security or decrease the conversion rate or increase the conversion price of any convertible debt security.
     A modification which changes or eliminates any provision of an indenture expressly included solely for the benefit of holders of debt securities of one or more particular series or modifies the holders’ rights will be deemed not to affect the rights under the indenture of the registered holders of debt securities of any other series.
     Each of the indentures provides that the holders of not less than a majority in aggregate principal amount of the then outstanding debt securities of any series, by notice to the relevant trustee, may on behalf of the holders of the debt securities of that series waive any default or event of default and its consequences under the applicable indenture, except:
•	a continuing default or event of default in the payment of the principal of (and premium, if any) or interest on any such debt security held by a non-consenting holder; or

•	a default in respect of a covenant or provision of the indenture which cannot be modified or amended without the consent of the holder of each outstanding debt security of each series affected.
Legal Defeasance and Covenant Defeasance
     The applicable indenture with respect to the debt securities of any series may be discharged, subject to the terms and conditions as specified in the applicable prospectus supplement, when either:
•	all debt securities, with the exceptions provided for in the applicable indenture, of that series have been delivered to the applicable trustee for cancellation;

•	all debt securities of that series not theretofore delivered to the applicable trustee for cancellation:
•	have become due and payable;

•	will become due and payable at their stated maturity within one year; or

•	are to be called for redemption within one year; or
•	certain events or conditions occur as specified in the applicable prospectus supplement.
     In addition, each series of debt securities may provide additional or different terms or conditions for the discharge or defeasance of some or all of our obligations as may be specified in the applicable prospectus supplement.
     If provision is made for the defeasance of debt securities of a series, and if the debt securities of that series are registered securities and denominated and payable only in U.S. dollars, then the provisions of each indenture relating to defeasance will be applicable except as otherwise specified in the applicable prospectus supplement for debt securities of that series. Defeasance provisions, if any, for debt securities denominated in a foreign currency or currencies may be specified in the applicable prospectus supplement.
     At our option, either (1) we will be deemed to have been discharged from our obligations with respect to debt securities of any series, i.e., the “legal defeasance option,” or (2) we will cease to be under any obligation to comply with certain provisions of the applicable indenture with respect to certain covenants, if any, specified in the applicable prospectus supplement with respect to debt securities of any series, i.e., the “covenant defeasance option,” at any time after the conditions specified in the applicable prospectus supplement have been satisfied.

Senior Debt Securities
     The senior debt securities will be unsecured senior obligations and will rank equally with all other senior unsecured and unsubordinated debt. The senior debt securities will, however, be subordinated in right of payment to all of our secured indebtedness to the extent of the value of the assets securing that indebtedness. Except as provided in the senior indenture or specified in any authorizing resolution or supplemental indenture relating to a series of senior debt securities to be issued, no senior indenture will limit the amount of additional indebtedness that may rank equally with the senior debt securities or the amount of indebtedness, secured or otherwise, that may be incurred or preferred shares that may be issued by any of our subsidiaries.
Subordination
     If our assets are distributed upon our dissolution, winding up, liquidation or reorganization, the payment of the principal of (and premium, if any) and interest on any subordinated debt securities will be subordinated in right of payment, to the extent provided in the subordinated indenture and the applicable prospectus supplement, to the prior payment in full of all senior indebtedness, including senior debt securities. However, our obligation to pay the principal of (and premium, if any) or interest on the subordinated debt securities will not otherwise be affected. Unless otherwise stated in the applicable prospectus supplement, payment on account of principal (or premium, if any), sinking funds or interest on the subordinated debt securities may not be made at any time when there is a default in the payment of the principal, premium, if any, sinking funds, interest or certain other obligations on senior indebtedness. In addition, the prospectus supplement for any series of subordinated debt securities may provide that payments of the principal of (or premium, if any) or interest on the subordinated debt securities may be delayed or not paid under specified circumstances and periods. If, while we are in default on senior indebtedness, any payment is received by the trustee under the subordinated indenture or the holders of any of the subordinated debt securities before we have paid all senior indebtedness in full, the payment or distribution must be paid over to the holders of the unpaid senior indebtedness or applied to the repayment of the unpaid senior indebtedness. Subject to paying the senior indebtedness in full, the holders of the subordinated debt securities will be subrogated to the rights of the holders of the senior indebtedness to the extent that payments are made to the holders of senior indebtedness out of the distributive share of the subordinated debt securities.
     Due to the subordination, if our assets are distributed upon insolvency, some or all of our general creditors may recover more, ratably, than holders of subordinated debt securities. The subordinated indenture or applicable supplemental indenture may state that its subordination provisions will not apply to money and securities held in trust under the satisfaction and discharge and the legal defeasance provisions of the subordinated indenture.
     If this prospectus is being delivered in connection with the offering of a series of subordinated debt securities, the applicable prospectus supplement or the information incorporated by reference in it will specify the approximate amount of senior indebtedness outstanding as of a recent date and any limitations on the issuance of additional senior indebtedness (or that there is not such limitation). Senior indebtedness with respect to any series of subordinated debt securities will have the meaning specified in the applicable prospectus supplement for that series.
Conversion Rights
     The terms and conditions of any debt securities being offered that are convertible into our common shares will be described in the applicable prospectus supplement. These terms will include the conversion price, the conversion period, provisions as to whether conversion will be mandatory or at the option of the holder or us, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event that the debt securities are redeemed.
Corporate Existence
     Subject to the terms of the applicable indenture, we will do or cause to be done all things necessary to preserve and keep in full force and effect our corporate existence, charter and statutory rights and franchises; provided, however, that we will not be required to preserve any right or franchise if we determine that the preservation thereof is no longer desirable in the conduct of our business.

Governing Law
     The indentures and our debt securities will be governed by, and construed in accordance with, the law of the State of New York.
DESCRIPTION OF CAPITAL STOCK
     The following summary describes the material features of our capital stock. This summary does not describe every aspect of our capital stock and is subject to, and qualified in its entirety by reference to, all the provisions of our amended articles of incorporation and code of regulations, each of which is filed as an exhibit to the registration statement of which this prospectus is a part, and the applicable provisions of Ohio law.
Authorized Capital Stock
     Our authorized capital stock consists of 100,000,000 common shares, without par value, and 195,000 preferred shares, without par value. As of November 20, 2009, there were (1) 66,286,021 common shares issued and outstanding, and (2) no preferred shares issued and outstanding.
Common Shares
     Holders of our common shares are entitled to:
•	one vote for each share held;

•	receive dividends when and if declared by our board of directors from funds legally available therefor, subject to the rights of holders of our preferred shares, if any, and any restrictions contained in our long-term indebtedness; and

•	share ratably in our net assets, legally available to our shareholders in the event of our liquidation, dissolution or winding up, after provision for distribution to the holders of any preferred shares and to the payment in full of all amounts required to be paid to creditors or provision for such payment.
     Holders of our common shares have no preemptive, subscription, redemption, conversion or cumulative voting rights. Our outstanding common shares are, and any common shares that we issue pursuant to this prospectus and a prospectus supplement will be, when issued, fully paid and nonassessable.
Preferred Shares
     Under our amended articles of incorporation, our board of directors is authorized to issue, without any further vote or action by our shareholders, subject to certain limitations prescribed by Ohio law and the rules and regulations of the NYSE, up to an aggregate of 195,000 preferred shares in one or more series. Our board of directors is also authorized to fix or change the rights, preferences and limitations of each series, including the division of such shares into series and the designation and authorized number of each series, dividend and distribution rights, liquidation rights, preferences and price, redemption rights and price, sinking fund requirements, voting rights, preemptive rights, conversion rights and restrictions on issuance of shares. Absent a determination by the board of directors to establish different voting rights, holders of preferred shares are entitled to one vote per share on matters to be voted upon by the holders of common shares and preferred shares voting together as a single class. Ohio law also entitles the holders of preferred shares to exercise a class vote on certain matters.
     Our board of directors will fix the rights, preferences and limitations of each series of preferred shares that we sell under this prospectus and any applicable prospectus supplement in a certificate of amendment to our amended articles of incorporation. We will file as an exhibit to the registration statement of which this prospectus is a part, or incorporate by reference therein from another report that we file with the SEC, the form of any certificate of amendment to our amended articles of incorporation that describes the terms of the series of preferred shares that we are offering before the issuance of the related series of preferred shares. We will also describe in the applicable prospectus supplement the terms of the series of preferred shares being offered.

     Our board of directors may authorize the issuance of preferred shares with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common shares. The issuance of preferred shares could have the effect of decreasing the market price of our common shares. The issuance of preferred shares also could have the effect of delaying, deterring or preventing a change in control of the Company without further action by our shareholders. When we issue preferred shares under this prospectus and a prospectus supplement, such preferred shares will be fully paid and nonassessable.
Anti-Takeover Effects of Articles of Incorporation, Code of Regulations and Ohio Law
     Certain provisions in our amended articles of incorporation and code of regulations and the Ohio Revised Code could discourage potential takeover attempts and make attempts by shareholders to change management more difficult. These provisions could adversely affect the market price of our shares.
     Classified Board of Directors
     Our board of directors is divided into three classes, with three-year staggered terms. This classification system increases the difficulty of replacing a majority of the directors at any one time and may tend to discourage a third-party from making a tender offer or otherwise attempting to gain control of us. It also may maintain the incumbency of our board of directors. Under the Ohio General Corporation Law, shareholders may not remove any directors on a classified board of directors without cause.
     Supermajority Voting Provisions
     Under the Ohio General Corporation Law, in the case of most mergers, sales of all or substantially all the assets of a corporation and amendments to a corporation’s articles of incorporation, the affirmative vote of two-thirds of the voting power of the corporation is required unless the corporation’s articles of incorporation provide for a lower amount not less than a majority. Our amended articles of incorporation change the default voting requirement provided by the Ohio General Corporation Law to a majority of the voting power, except that the affirmative vote of two-thirds of the voting power is required with respect to any of the following:
•	proposed amendments to the supermajority voting provision in our amended articles of incorporation;

•	an agreement of merger or consolidation providing for the proposed merger or consolidation of us with or into one or more other corporations and requiring shareholder approval;

•	a proposed combination or majority share acquisition involving the issuance of our shares and requiring shareholder approval;

•	a proposal to sell, exchange, transfer or otherwise dispose of all, or substantially all, of our assets, with or without goodwill; and

•	a proposed dissolution of us.
     Limited Shareholder Action by Written Consent
     The Ohio General Corporation Law requires that an action by written consent of the shareholders in lieu of a meeting be unanimous, except that the code of regulations may be amended by an action by written consent of holders of shares entitling them to exercise two-thirds of the voting power of the corporation or, if the articles of incorporation or code of regulations otherwise provide, such greater or lesser amount, but not less than a majority. This provision may have the effect of delaying, deferring or preventing a tender offer or takeover attempt that a shareholder might consider to be in its best interest.

     Control Share Acquisition Act
     The Ohio General Corporation Law provides that certain notice and informational filings, and special shareholder meeting and voting procedures, must occur prior to any person’s acquisition of an issuer’s shares that would entitle the acquirer to exercise or direct the voting power of the issuer in the election of directors within any of the following ranges:
•	one-fifth or more but less than one-third of such voting power;

•	one-third or more but less than a majority of such voting power; and

•	a majority or more of such voting power.
     This provision, which is known as the Control Share Acquisition Act, does not apply to a corporation if its articles of incorporation or code of regulations so provide. We have not opted out of the application of the Control Share Acquisition Act.
     Merger Moratorium Statute
     Chapter 1704 of the Ohio Revised Code, the Merger Moratorium Statute, generally addresses a wide range of business combinations and other transactions (including mergers, consolidations, asset sales, loans, disproportionate distributions of property and disproportionate issuances or transfers of shares or rights to acquire shares) between an Ohio corporation and an “Interested Shareholder” (as such term is defined in Section 1704.01 of the Ohio Revised Code) who, alone or with others, may exercise or direct the exercise of at least 10% of the voting power of the corporation in the election of directors. The Merger Moratorium Statute prohibits such transactions between the corporation and the Interested Shareholder for a period of three years after a person becomes an Interested Shareholder, unless, prior to such date, the directors approved either the business combination or other transaction or approved the acquisition that caused the person to become an Interested Shareholder.
     Following the three-year moratorium period, the corporation may engage in the covered transaction with the Interested Shareholder only if:
•	the transaction receives the approval of the holders of shares entitling them to exercise at least two-thirds of the voting power of the corporation in the election of directors or the approval of the holders of a majority of the voting shares held by persons other than an Interested Shareholder; or

•	the remaining shareholders receive an amount for their shares equal to the higher of the highest amount paid in the past by the Interested Shareholder for the corporation’s shares or the amount that would be due to the shareholders if the corporation were to dissolve.
     The Merger Moratorium Statute does not apply to a corporation if its articles of incorporation or code of regulations so provide. We have not opted out of the application of the Merger Moratorium Statute.
DESCRIPTION OF WARRANTS
     We may issue warrants to purchase debt securities, common shares or preferred shares. We may issue warrants independently or together with any other securities we offer pursuant to a prospectus supplement and the warrants may be attached to or separate from the securities. We will issue each series of warrants under a separate warrant agreement that we will enter into with a bank or trust company, as warrant agent.
     We will describe in the applicable prospectus supplement the terms of the warrants being offered and the applicable warrant agreement, including:
•	the title of the warrants;

•	the aggregate number of the warrants;

•	the price or prices at which the warrants will be issued;

•	any securities sold together with the warrants;

•	the currencies in which the price or prices of the warrants may be payable;

•	the designation, amount and terms of the securities issuable upon exercise of the warrants and the procedures and conditions relating to the exercise of the warrants;

•	the designation and terms of any related securities with which the warrants will be issued, and the number of warrants that will be issued with each security;

•	the date, if any, on and after which the warrants and the related securities will be separately transferable;

•	the price at which the securities purchasable upon exercise of the warrants may be purchased;

•	the date on which the right to exercise the warrants will commence, and the date on which the right will expire;

•	the maximum or minimum number of warrants which may be exercised at any time;

•	a discussion of material federal income tax considerations applicable to the exercise of the warrants; and

•	any other material terms of the warrants, including terms, procedures and limitations relating to the transferability, exchange, exercise or redemption of the warrants.
     The description of the warrants in this prospectus is a summary of the material provisions that will appear in the applicable warrant agreement. This description does not include all of the terms of the applicable warrant agreement and does not contain all of the information that you may find useful. We will describe the terms of any warrants and the applicable warrant agreement in more detail in the applicable prospectus supplement. We urge you to read the applicable documents because they, and not our summaries and descriptions, will define your rights as holders of the warrants. The form of the applicable warrant agreement (including the form of the warrant) will be filed with the SEC promptly after the offering of warrants and will be available as described under the heading “Where You Can Find More Information” below.
DESCRIPTION OF PURCHASE CONTRACTS AND PURCHASE UNITS
     We may issue purchase contracts obligating holders to purchase from us, and us to sell to the holders, our securities at a future date or dates. The purchase contracts may require us to make periodic payments to the holders of purchase contracts. These payments may be unsecured or prefunded on a basis to be specified in the prospectus supplement relating to the purchase contracts. The purchase contracts may be issued separately or as part of purchase units consisting of a purchase contract and an underlying security that is pledged by the holder of a purchase contract to secure its obligations under the purchase contract.
     We will describe in the applicable prospectus supplement the terms of the purchase contracts and/or purchase units being offered, including:
•	the amount that a holder will be obligated to pay under the purchase contract, or the formula by which such amount shall be determined;

•	the settlement date or dates on which the holder will be obligated to purchase the securities, and the conditions, if any, under which the settlement date may occur on an earlier date;

•	the events, if any, that will cause our obligations and the obligations of the holder under the purchase contract to terminate;

•	the settlement rate, which will determine the number of shares or other securities to be purchased, which may be determined by a formula, which may be based on the market price of our common shares or preferred shares over a specified period or determined by reference to other factors;

•	whether the purchase contracts will be issued separately or as part of units consisting of a purchase contract and an underlying security, which would be pledged by the holder to secure its obligations under a purchase contract;

•	the type of underlying security, if any, that is pledged by the holder to secure its obligations under a purchase contract;

•	the terms of any pledge or depository arrangements relating to any underlying securities, including the terms on which distributions or payments of interest and principal on any underlying securities will be retained by a collateral agent, delivered to us or distributed to the holder; and

•	the amount of the contract fee, if any, that may be payable by us to the holder or by the holder to us, the terms of payment and any provisions for deferral of payment (the contract fee may be a percentage of the stated amount of the purchase contract or determined by other factors).
     The description of the purchase contracts, purchase units and any applicable underlying security or pledge or depository arrangements in this prospectus is a summary of the material provisions that will appear in the applicable documents. This description does not include all of the terms of those documents and does not contain all of the information that you may find useful. We will describe the terms of any purchase contracts or purchase units in more detail in the applicable prospectus supplement. We urge you to read the applicable documents because they, and not our summaries and descriptions, will define your rights as holders of the purchase contracts or purchase units. The forms of the relevant documents will be filed with the SEC promptly after the offering of purchase contracts or purchase units and will be available as described under the heading “Where You Can Find More Information” below.
PLAN OF DISTRIBUTION
     We may sell any of the securities being offered by this prospectus in any one or more of the following ways from time to time:
•	to or through underwriters;

•	to or through dealers;

•	through agents;

•	directly to purchasers;

•	through any combination of these methods of sale; or

•	through any other methods described in a prospectus supplement.
     The prospectus supplement with respect to the securities being offered will describe the specific plan of distribution and the terms of the offering, including:
•	the name or names of any underwriters, dealers or agents;

•	the purchase price of the securities and the proceeds we will receive from the sale;

•	any underwriting discounts, selling commissions, agency fees or other items constituting underwriters’, dealers’ or agents’ compensation;

•	any initial public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers or agents; and

•	any securities exchanges on which the securities may be listed.
Underwriters
     Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If we use underwriters, we will execute an underwriting agreement with those underwriters relating to the securities that we will offer. Unless we state otherwise in the applicable prospectus supplement, the obligations of the underwriters to purchase these securities will be subject to certain conditions and the underwriters will be obligated to purchase all of the offered securities if any are purchased.
     The underwriters will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.
Dealers
     If we use dealers in a sale, unless otherwise specified in the applicable prospectus supplement, we will sell the securities to the dealers as principals. The dealers may then resell such securities to the public at varying prices that they determine at the time of resale.
Agents
     If we use agents in a sale, unless otherwise specified in the applicable prospectus supplement, the agents will act on a best efforts basis to solicit purchases for the period of their appointment.
Compensation
     In connection with the sale of our securities, underwriters or agents may receive compensation from us or from purchasers of securities for whom they may act as agents in the form of discounts, concessions or commissions. Underwriters may sell securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents. Any underwriting compensation paid by us to underwriters or agents in connection with an offering of securities, and any discounts, concessions or commissions allowed or reallowed or paid to dealers, will be specified in the applicable prospectus supplement.
     Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters as defined in the Securities Act, and any discounts or commissions received by them from us and any profit realized by them on the resale of the securities may be treated as underwriting discounts and commissions under the Securities Act.
Direct Sales
     We may directly solicit offers to purchase the securities and we may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to resales of the securities. We will describe the terms of any direct sales in the applicable prospectus supplement.
Delayed Delivery Contracts
     We may authorize underwriters, dealers or agents to solicit offers by institutions to purchase securities from us at the public offering price stated in the applicable prospectus supplement under delayed delivery contracts. These contracts provide for payment and delivery on a specified date in the future. If we use delayed delivery contracts, the applicable prospectus supplement will disclose such use and describe the conditions to which the delayed delivery contracts will be subject and the commissions payable for the solicitation of the delayed delivery contracts.

Indemnification
     We may indemnify underwriters, dealers or agents who participate in the distribution of securities against certain liabilities, including liabilities under the Securities Act, and agree to contribute to payments which these underwriters, dealers or agents may be required to make.
General Information
     Underwriters, agents or dealers and their affiliates may be customers of, engage in transactions with or perform services for us in the ordinary course of business.
     The securities offered hereby may be a new issue of securities with no established trading market. Any underwriters that purchase securities from us may make a market in these securities. The underwriters will not be obligated, however, to make a market and may discontinue market-making at any time without notice to holders of the securities. We cannot assure you that there will be liquidity in the trading market for any securities of any series.
     In order to facilitate an offering of securities, persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the offered securities. Such transactions, if commenced, may be discontinued at any time. If any such activities will occur, they will be described in the applicable prospectus supplement.
     We also may sell the securities in connection with a remarketing upon their purchase, in connection with a redemption or repayment, by a remarketing firm acting as principal for its own account or as our agent. Remarketing firms may be deemed to be underwriters as defined by the Securities Act in connection with the securities that they remarket.
LEGAL MATTERS
     Unless otherwise specified in the applicable prospectus supplement, the validity of the securities offered hereby will be passed upon for us by Vorys, Sater, Seymour and Pease LLP, Columbus, Ohio. Any underwriters, dealers or agents will be advised by their own legal counsel concerning issues relating to any offering.
EXPERTS
     The consolidated financial statements and related consolidated financial statement schedules, incorporated in this prospectus by reference from our Annual Report on Form 10-K for the year ended September 30, 2009, and the effectiveness of our internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports incorporated by reference herein (which reports (1) express an unqualified opinion on the financial statements and financial statement schedules and include an explanatory paragraph referring to the adoption of guidance regarding employers’ accounting for defined benefit pension and other post-retirement benefit plans on September 30, 2007 and (2) express an unqualified opinion on the effectiveness of internal control over financial reporting). Such financial statements and financial statement schedules have been so incorporated in reliance on the reports of such firm given upon their authority as experts in auditing and accounting.
INCORPORATION BY REFERENCE
     The SEC allows us to “incorporate by reference” into this prospectus information that we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is considered part of this prospectus, and information that we file later with the SEC will automatically update and supersede information included or previously incorporated by reference into this prospectus from the date we file the document containing such information.
     Except to the extent furnished and not filed with the SEC pursuant to Item 2.02 or Item 7.01 of Form 8-K or as otherwise permitted by the SEC rules, we incorporate by reference the following documents that we have filed with the SEC and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus until the completion of the offering in the applicable prospectus supplement to which this prospectus relates or this offering is terminated:

•	Annual Report on Form 10-K for the fiscal year ended September 30, 2009; and

•	the description of our common shares contained in our Registration Statement on Form 8-A/A (Amendment No. 1) filed with the SEC on April 7, 2003, as amended in our Current Report on Form 8-K filed with the SEC on March 24, 2005, together with any subsequent registration statement or report filed for the purpose of updating such description.
     We will provide without charge, upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus (other than exhibits, unless they are specifically incorporated by reference in the documents). Requests should be directed to: The Scotts Miracle-Gro Company, 14111 Scottslawn Road, Marysville, Ohio 43041, Attention: Treasurer, telephone number (937) 644-0011.
WHERE YOU CAN FIND MORE INFORMATION
     We file annual, quarterly and current reports, proxy statements and other information with the SEC. These SEC filings are available to the public at the SEC’s Internet website at http://www.sec.gov. You may also read and copy any of these SEC filings at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. Please call 1-800-SEC-0330 for further information on the operation of the Public Reference Room. Our SEC filings are also available on our website at http://www.scotts.com. The information on our website is not a part of this prospectus or any applicable prospectus supplement.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution.
     The following table sets forth the estimated fees and expenses (other than underwriting discounts and commissions) expected to be incurred by the Registrant in connection with the issuance and distribution of securities registered hereby.

SEC registration fees	(1)
Printing and engraving expenses	(2)
Transfer Agent’s fees and expenses	(2)
Trustee fees and expenses	(2)
Legal fees and expenses	(2)
Accounting fees and expenses	(2)
Rating agency fees	(2)
Miscellaneous	(2)
Total:	(2)

(1)	In accordance with Rule 456(b) and Rule 457(r) under the Securities Act of 1933, as amended, the Registrant is deferring payment of the registration fee for the securities registered under this registration statement.

(2)	These fees are calculated based on the number of issuances and amount of securities offered and, accordingly, cannot be estimated at this time.
Item 15. Indemnification of Directors and Officers.
     Division (E) of Section 1701.13 of the Ohio Revised Code addresses indemnification by an Ohio corporation and provides as follows:
     (1) A corporation may indemnify or agree to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, other than an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against expenses, including attorney’s fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if he had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.
     (2) A corporation may indemnify or agree to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor, by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against expenses, including attorney’s fees, actually and reasonably incurred by him in connection with the defense or settlement of such action or suit, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any of the following:

     (a) Any claim, issue, or matter as to which such person is adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless, and only to the extent that, the court of common pleas or the court in which such action or suit was brought determines, upon application, that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court of common pleas or such other court shall deem proper;
     (b) Any action or suit in which the only liability asserted against a director is pursuant to section 1701.95 of the Revised Code.
     (3) To the extent that a director, trustee, officer, employee, member, manager, or agent has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in division (E)(1) or (2) of this section, or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses, including attorney’s fees, actually and reasonably incurred by him in connection with the action, suit, or proceeding.
     (4) Any indemnification under division (E)(1) or (2) of this section, unless ordered by a court, shall be made by the corporation only as authorized in the specific case, upon a determination that indemnification of the director, trustee, officer, employee, member, manager, or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in division (E)(1) or (2) of this section. Such determination shall be made as follows:
     (a) By a majority vote of a quorum consisting of directors of the indemnifying corporation who were not and are not parties to or threatened with the action, suit, or proceeding referred to in division (E)(1) or (2) of this section;
     (b) If the quorum described in division (E)(4)(a) of this section is not obtainable or if a majority vote of a quorum of disinterested directors so directs, in a written opinion by independent legal counsel other than an attorney, or a firm having associated with it an attorney, who has been retained by or who has performed services for the corporation or any person to be indemnified within the past five years;
     (c) By the shareholders;
     (d) By the court of common pleas or the court in which the action, suit, or proceeding referred to in division (E)(1) or (2) of this section was brought.
     Any determination made by the disinterested directors under division (E)(4)(a) or by independent legal counsel under division (E)(4)(b) of this section shall be promptly communicated to the person who threatened or brought the action or suit by or in the right of the corporation under division (E)(2) of this section, and, within ten days after receipt of such notification, such person shall have the right to petition the court of common pleas or the court in which such action or suit was brought to review the reasonableness of such determination.
(5) (a) Unless at the time of a director’s act or omission that is the subject of an action, suit, or proceeding referred to in division (E)(1) or (2) of this section, the articles or the regulations of a corporation state, by specific reference to this division, that the provisions of this division do not apply to the corporation and unless the only liability asserted against a director in an action, suit, or proceeding referred to in division (E)(1) or (2) of this section is pursuant to section 1701.95 of the Revised Code, expenses, including attorney’s fees, incurred by a director in defending the action, suit, or proceeding shall be paid by the corporation as they are incurred, in advance of the final disposition of the action, suit, or proceeding, upon receipt of an undertaking by or on behalf of the director in which he agrees to do both of the following:
     (i) Repay such amount if it is proved by clear and convincing evidence in a court of competent jurisdiction that his action or failure to act involved an act or omission undertaken with deliberate intent to cause injury to the corporation or undertaken with reckless disregard for the best interests of the corporation;
     (ii) Reasonably cooperate with the corporation concerning the action, suit, or proceeding.

     (b) Expenses, including attorney’s fees, incurred by a director, trustee, officer, employee, member, manager, or agent in defending any action, suit, or proceeding referred to in division (E)(1) or (2) of this section, may be paid by the corporation as they are incurred, in advance of the final disposition of the action, suit, or proceeding, as authorized by the directors in the specific case, upon receipt of an undertaking by or on behalf of the director, trustee, officer, employee, member, manager, or agent to repay such amount, if it ultimately is determined that he is not entitled to be indemnified by the corporation.
     (6) The indemnification authorized by this section shall not be exclusive of, and shall be in addition to, any other rights granted to those seeking indemnification under the articles, the regulations, any agreement, a vote of shareholders or disinterested directors, or otherwise, both as to action in their official capacities and as to action in another capacity while holding their offices or positions, and shall continue as to a person who has ceased to be a director, trustee, officer, employee, member, manager, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.
     (7) A corporation may purchase and maintain insurance or furnish similar protection, including, but not limited to, trust funds, letters of credit, or self-insurance, on behalf of or for any person who is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section. Insurance may be purchased from or maintained with a person in which the corporation has a financial interest.
     (8) The authority of a corporation to indemnify persons pursuant to division (E)(1) or (2) of this section does not limit the payment of expenses as they are incurred, indemnification, insurance, or other protection that may be provided pursuant to divisions (E)(5), (6), and (7) of this section. Divisions (E)(1) and (2) of this section do not create any obligation to repay or return payments made by the corporation pursuant to division (E)(5), (6), or (7).
     (9) As used in division (E) of this section, “corporation” includes all constituent entities in a consolidation or merger and the new or surviving corporation, so that any person who is or was a director, officer, employee, trustee, member, manager, or agent of such a constituent entity, or is or was serving at the request of such constituent entity as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, shall stand in the same position under this section with respect to the new or surviving corporation as he would if he had served the new or surviving corporation in the same capacity.
     Article Five of the Registrant’s Code of Regulations contains the following provisions with respect to the indemnification of directors and officers:
     SECTION 5.01. Mandatory Indemnification. The corporation shall indemnify any officer or director of the corporation who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including, without limitation, any action threatened or instituted by or in the right of the corporation), by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager or agent of another corporation (domestic or foreign, nonprofit or for profit), limited liability company, partnership, joint venture, trust or other enterprise, against expenses (including, without limitation, attorneys’ fees, filing fees, court reporters’ fees and transcript costs), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, he had no reasonable cause to believe his conduct was unlawful. A person claiming indemnification under this Section 5.01 shall be presumed, in respect of any act or omission giving rise to such claim for indemnification, to have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal matter, to have had no reasonable cause to believe his conduct was unlawful, and the termination of any action, suit or proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, rebut such presumption.
     SECTION 5.02. Court-Approved Indemnification. Anything contained in the Regulations or elsewhere to the contrary notwithstanding:

     (A) the corporation shall not indemnify any officer or director of the corporation who was a party to any completed action or suit instituted by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager or agent of another corporation (domestic or foreign, nonprofit or for profit), limited liability company, partnership, joint venture, trust or other enterprise, in respect of any claim, issue or matter asserted in such action or suit as to which he shall have been adjudged to be liable for acting with reckless disregard for the best interests of the corporation or misconduct (other than negligence) in the performance of his duty to the corporation unless and only to the extent that the Court of Common Pleas of Union County, Ohio or the court in which such action or suit was brought shall determine upon application that, despite such adjudication of liability, and in view of all the circumstances of the case, he is fairly and reasonably entitled to such indemnity as such Court of Common Pleas or such other court shall deem proper; and
     (B) the corporation shall promptly make any such unpaid indemnification as is determined by a court to be proper as contemplated by this Section 5.02.
     SECTION 5.03. Indemnification for Expenses. Anything contained in the Regulations or elsewhere to the contrary notwithstanding, to the extent that an officer or director of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 5.01, or in defense of any claim, issue or matter therein, he shall be promptly indemnified by the corporation against expenses (including, without limitation, attorneys’ fees, filing fees, court reporters’ fees and transcript costs) actually and reasonably incurred by him in connection therewith.
     SECTION 5.04. Determination Required. Any indemnification required under Section 5.01 and not precluded under Section 5.02 shall be made by the corporation only upon a determination that such indemnification of the officer or director is proper in the circumstances because he has met the applicable standard of conduct set forth in Section 5.01. Such determination may be made only (A) by a majority vote of a quorum consisting of directors of the corporation who were not and are not parties to, or threatened with, any such action, suit or proceeding, or (B) if such a quorum is not obtainable or if a majority of a quorum of disinterested directors so directs, in a written opinion by independent legal counsel other than an attorney, or a firm having associated with it an attorney, who has been retained by or who has performed services for the corporation, or any person to be indemnified, within the past five years, or (C) by the shareholders, or (D) by the Court of Common Pleas of Union County, Ohio or (if the corporation is a party thereto) the court in which such action, suit or proceeding was brought, if any; any such determination may be made by a court under division (D) of this Section 5.04 at any time including, without limitation, any time before, during or after the time when any such determination may be requested of, be under consideration by or have been denied or disregarded by the disinterested directors under division (A) or by independent legal counsel under division (B) or by the shareholders under division (C) of this Section 5.04; and no failure for any reason to make any such determination, and no decision for any reason to deny any such determination, by the disinterested directors under division (A) or by independent legal counsel under division (B) or by shareholders under division (C) of this Section 5.04 shall be evidence in rebuttal of the presumption recited in Section 5.01. Any determination made by the disinterested directors under division (A) or by independent legal counsel under division (B) of this Section 5.04 to make indemnification in respect of any claim, issue or matter asserted in an action or suit threatened or brought by or in the right of the corporation shall be promptly communicated to the person who threatened or brought such action or suit, and within ten days after receipt of such notification such person shall have the right to petition the Court of Common Pleas of Union County, Ohio or the court in which such action or suit was brought, if any, to review the reasonableness of such determination.
     SECTION 5.05. Advances for Expenses. Expenses (including, without limitation, attorneys’ fees, filing fees, court reporters’ fees and transcript costs) incurred in defending any action, suit or proceeding referred to in Section 5.01 shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding to or on behalf of the officer or director promptly as such expenses are incurred by him, but only if such officer or director shall first agree, in writing, to repay all amounts so paid in respect of any claim, issue or other matter asserted in such action, suit or proceeding in defense of which he shall not have been successful on the merits or otherwise:
     (A) if it shall ultimately be determined as provided in Section 5.04 that he is not entitled to be indemnified by the corporation as provided under Section 5.01; or

     (B) if, in respect of any claim, issue or other matter asserted by or in the right of the corporation in such action or suit, he shall have been adjudged to be liable for acting with reckless disregard for the best interests of the corporation or misconduct (other than negligence) in the performance of his duty to the corporation, unless and only to the extent that the Court of Common Pleas of Union County, Ohio or the court in which such action or suit was brought shall determine upon application that, despite such adjudication of liability, and in view of all the circumstances, he is fairly and reasonably entitled to all or part of such indemnification.
     SECTION 5.06. Article FIVE Not Exclusive. The indemnification provided by this Article FIVE shall not be exclusive of, and shall be in addition to, any other rights to which any person seeking indemnification may be entitled under the Articles or the Regulations or any agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be an officer or director of the corporation and shall inure to the benefit of the heirs, executors, and administrators of such a person.
     SECTION 5.07. Insurance. The corporation may purchase and maintain insurance or furnish similar protection, including but not limited to trust funds, letters of credit, or self-insurance, on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager or agent of another corporation (domestic or foreign, nonprofit or for profit), limited liability company, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the obligation or the power to indemnify him against such liability under the provisions of this Article FIVE. Insurance may be purchased from or maintained with a person in which the corporation has a financial interest.
     SECTION 5.08. Certain Definitions. For purposes of this Article FIVE, and as examples and not by way of limitation:
     (A) A person claiming indemnification under this Article FIVE shall be deemed to have been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 5.01, or in defense of any claim, issue or other matter therein, if such action, suit or proceeding shall be terminated as to such person, with or without prejudice, without the entry of a judgment or order against him, without a conviction of him, without the imposition of a fine upon him and without his payment or agreement to pay any amount in settlement thereof (whether or not any such termination is based upon a judicial or other determination of the lack of merit of the claims made against him or otherwise results in a vindication of him); and
     (B) References to an “other enterprise” shall include employee benefit plans; references to a “fine” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the best interests of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” within the meaning of that term as used in this Article FIVE.
     SECTION 5.09. Venue. Any action, suit or proceeding to determine a claim for indemnification under this Article FIVE may be maintained by the person claiming such indemnification, or by the corporation, in the Court of Common Pleas of Union County, Ohio. The corporation and (by claiming such indemnification) each such person consent to the exercise of jurisdiction over its or his person by the Court of Common Pleas of Union County, Ohio in any such action, suit or proceeding.
     The Registrant also maintains insurance coverage for its directors and officers against certain liabilities which might be incurred by them in such capacity.

Item 16. Exhibits.
     Unless otherwise noted, the documents listed below are filed with this registration statement as exhibits or incorporated into this registration statement by reference:

Exhibit
Number	Description

1.1	Form of Underwriting Agreement related to Debt Securities *

1.2	Form of Underwriting Agreement related to securities other than Debt Securities *

3.1	Articles of Incorporation of the Registrant as filed with the Ohio Secretary of State on November 22, 2004 (Incorporated herein by reference to the Registrant’s Current Report on Form 8-K filed March 24, 2005 (File No. 1-11593) [Exhibit 3.1])

3.2	Certificate of Amendment by Shareholders to Articles of Incorporation of the Registrant as filed with the Ohio Secretary of State on March 18, 2005 (Incorporated herein by reference to the Registrant’s Current Report on Form 8-K filed March 24, 2005 (File No. 1-11593) [Exhibit 3.2])

3.3	Code of Regulations of the Registrant (Incorporated herein by reference to the Registrant’s Current Report on Form 8-K filed March 24, 2005 (File No. 1-11593) [Exhibit 3.3])

4.1	Form of Indenture for Senior Debt Securities †

4.2	Form of Senior Debt Security *

4.3	Form of Indenture for Subordinated Debt Securities †

4.4	Form of Subordinated Debt Security *

Exhibit
Number	Description

4.5	Form of Certificate of Amendment to Amended Articles of Incorporation (describing terms of preferred shares) *

4.6	Form of Preferred Share Certificate *

4.7	Form of Warrant Agreement (including Form of Warrant Certificate) *

4.8	Form of Purchase Contract Agreement (for purchase contracts and purchase units) *

4.9	Form of Pledge Agreement (for purchase contracts and purchase units) *

5.1	Opinion of Vorys, Sater, Seymour and Pease LLP as to the legality of the securities to be registered †

12.1	Computation of Ratio of Earnings to Fixed Charges †

23.1	Consent of Deloitte & Touche LLP †

23.2	Consent of Vorys, Sater, Seymour and Pease LLP (included in Exhibit 5.1)

24.1	Powers of Attorney (included on the signature page)

25.1	Statement of Eligibility of Trustee on Form T-1 of Trustee under the Senior Indenture *

25.2	Statement of Eligibility of Trustee on Form T-1 of Trustee under the Subordinated Indenture *

†	Filed herewith.

*	To be filed, if necessary, by an amendment to this registration statement or as an exhibit to a report filed under the Securities Exchange Act of 1934 that is incorporated herein by reference.
Item 17. Undertakings.
     (a) The undersigned registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
     (i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
     (ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part the registration statement will, as to a purchaser with a time of contract for sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
     (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
     (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
     (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

     (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
     (d) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under section 305(b)2 of the Act.
[Remainder of page intentionally left blank; signatures on following page]

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Marysville, State of Ohio, on the 24th day of November, 2009.

THE SCOTTS MIRACLE-GRO COMPANY
By:	/s/ James Hagedorn
	Name:	James Hagedorn
	Title:	Chairman of the Board and Chief Executive Officer

POWER OF ATTORNEY
     Each of the undersigned directors and officers of The Scotts Miracle-Gro Company (the “Company”) hereby constitutes and appoints James Hagedorn, David C. Evans and Vincent C. Brockman and each of them, as his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, to do any and all acts and things in his or her name and on his or her behalf in the capacities indicated below, and to execute any and all instruments for him or her and in his or her name in the capacities indicated below, which said attorneys or agents, or any of them, may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the filing of this Registration Statement on Form S-3, including specifically but without limitation, power and authority to sign for him or her in his or her name in the capacities indicated below, any and all amendments (including post-effective amendments) to such Registration Statement and registration statements relating to the same offering filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto and all documents in connection therewith with the Securities and Exchange Commission; and he or she does hereby ratify and confirm all that the said attorneys and agents, or their substitute or substitutes, or any of them, shall do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Mark R. Baker Mark R. Baker	President, Chief Operating Officer and Director	November 24, 2009

/s/ Alan H. Barry Alan H. Barry	Director	November 24, 2009

/s/ David C. Evans David C. Evans	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	November 24, 2009

/s/ Joseph P. Flannery Joseph P. Flannery	Director	November 24, 2009

/s/ James Hagedorn James Hagedorn	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	November 24, 2009

/s/ William G. Jurgensen William G. Jurgensen	Director	November 24, 2009

/s/ Thomas N. Kelly Jr. Thomas N. Kelly Jr.	Director	November 12, 2009

Signature	Title	Date

/s/ Carl F. Kohrt, Ph.D. Carl F. Kohrt, Ph.D.	Director	November 24, 2009

/s/ Katherine Hagedorn Littlefield Katherine Hagedorn Littlefield	Director	November 24, 2009

/s/ Nancy G. Mistretta Nancy G. Mistretta	Director	November 24, 2009

/s/ Patrick J. Norton Patrick J. Norton	Director	November 24, 2009

/s/ Stephanie M. Shern Stephanie M. Shern	Director	November 24, 2009

/s/ John S. Shiely John S. Shiely	Director	November 10, 2009

INDEX TO EXHIBITS

Exhibit
Number	Description

1.1	Form of Underwriting Agreement related to Debt Securities *

1.2	Form of Underwriting Agreement related to securities other than Debt Securities *

3.1	Articles of Incorporation of the Registrant as filed with the Ohio Secretary of State on November 22, 2004 (Incorporated herein by reference to the Registrant’s Current Report on Form 8-K filed March 24, 2005 (File No. 1-11593) [Exhibit 3.1])

3.2	Certificate of Amendment by Shareholders to Articles of Incorporation of the Registrant as filed with the Ohio Secretary of State on March 18, 2005 (Incorporated herein by reference to the Registrant’s Current Report on Form 8-K filed March 24, 2005 (File No. 1-11593) [Exhibit 3.2])

3.3	Code of Regulations of the Registrant (Incorporated herein by reference to the Registrant’s Current Report on Form 8-K filed March 24, 2005 (File No. 1-11593) [Exhibit 3.3])

4.1	Form of Indenture for Senior Debt Securities †

4.2	Form of Senior Debt Security *

4.3	Form of Indenture for Subordinated Debt Securities †

4.4	Form of Subordinated Debt Security *

4.5	Form of Certificate of Amendment to Amended Articles of Incorporation (describing terms of preferred shares) *

Exhibit
Number	Description

4.6	Form of Preferred Share Certificate *

4.7	Form of Warrant Agreement (including Form of Warrant Certificate) *

4.8	Form of Purchase Contract Agreement (for purchase contracts and purchase units) *

4.9	Form of Pledge Agreement (for purchase contracts and purchase units) *

5.1	Opinion of Vorys, Sater, Seymour and Pease LLP as to the legality of the securities to be registered †

12.1	Computation of Ratio of Earnings to Fixed Charges †

23.1	Consent of Deloitte & Touche LLP †

23.2	Consent of Vorys, Sater, Seymour and Pease LLP (included in Exhibit 5.1)

24.1	Powers of Attorney (included on the signature page)

25.1	Statement of Eligibility of Trustee on Form T-1 of Trustee under the Senior Indenture *

25.2	Statement of Eligibility of Trustee on Form T-1 of Trustee under the Subordinated Indenture *

†	Filed herewith.

*	To be filed, if necessary, by an amendment to this registration statement or as an exhibit to a report filed under the Securities Exchange Act of 1934 that is incorporated herein by reference.